                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

    Subsidiary of the Company is Whidbey Island Bank, Oak Harbor, Washington

        Subsidiary of the Company is Washington Banking Capital Trust I,
                              Wilmington, Delaware

          Subsidiary of the Company is Washington Funding Group, Inc.,
                             Oak Harbor, Washington

            Subsidiary of the Bank is WIB Financial Services, Inc.,
                             Oak Harbor, Washington